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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Newmont Mining Corporation's previously filed S-8 Registration Statement No. 33-49872, S-8 Registration Statement No. 33-53267, S-3 Registration Statement No. 33-54249, S-8 Registration Statement No. 33-62469, S-8 Registration Statement No. 333-04161, S-4 Registration Statement No. 333-19335 and Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-19335-01.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
March 26, 1998.